May 27, 2021
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Re: Vanguard Fixed Income Securities Funds (the “Trust”)
File No. 2-47371
Commissioners:
Enclosed is the 127th Post-Effective Amendment to the Trust’s Registration Statement on Form N-1A, which we are filing pursuant to Rule 485(b) under the Securities Act of 1933. The purpose of this amendment is to provide the annual update to the Trust’s Registration Statement, including audited financial statements for the fiscal year ended January 31, 2021, as well as a number of non-material editorial changes. This amendment does not contain disclosures that would render it ineligible to become effective under Rule 485(b). Pursuant to the requirements of Rule 485(b), this amendment designates an effective date of May 28, 2021.
Please contact me at (610) 669-7310, (lisa_whittaker@vanguard.com), with any questions or comments that you have concerning the enclosed Amendment.
Sincerely,
/s/Lisa K. Whittaker
Lisa K. Whittaker
Associate Counsel
The Vanguard Group, Inc.
Enclosures
cc: Lisa N. Larkin
U.S. Securities and Exchange Commission